Exhibit 4.8.8 - Electronic Catalogue (1,3,4,5) - Technical Parameters Table of Screw Compressor Unit

开利空调销售服务(上海)有限公司
Carrier Air Conditioning Sales & Services (Shanghai) Co., Ltd.

30HXC130B螺杆式冷水机组技术参数表
30HXC130B Screw Ciller Technical Parameter Table

型号 Type		30HXC	130B
名义制冷量 Nominal Refrigerating Capacity		KW	455
输入功率 Input Power		KW	98
蒸发器 Evaporator	进、出水温度 In/Out Water Temperature	ºC	12/7
	流量 Flow Rate	m3/h	78
	水压降 Water Pressure Drop	kPa	45
	进出口径 In/Out Diameter	Dg	125
冷凝器 Condensor	进、出水温度 In/Out Water Temperature	ºC	30/35
	流量 Flow Rate	m3/h	95
	水压降 Water Pressure Drop	kPa	83
	进出口径 In/Out Diameter	Dg	125
冷量调节档数 Cold Amount Regulation Number			6
最小冷量 Minimum Cold Amount		%	19
压缩机 Compressor	回路A Loop A	数量 Number	2
	回路B Loop B	数量 Number
	电源 Power Supply	V-Ph-Hz	380-3-50
电	额定工况电流 Rated Current for Operation	A	172
机	最大启动电流 Max Current for Start-up	A	314
Motor	（星-三角） (Star-Triangle)
HFC-134a	回路A Loop A	Kg	90
充注量 Filling Amount	回路B Loop B	Kg
外形尺寸 Outline Dimension	长 Length	mm	2988
	宽 Width	mm	980
	高 Hight	mm	1816
机组重量（含冷媒） Unit Weight (Include Refrigerant)		Kg	2446
运行重量 (Operational Weight)		Kg	2589

注：1、以上技术规格基于蒸发器及冷凝器水侧污垢系数0.086 Note: 1.The above-mentioned specification is based on dirt coeffcient of evaporator and condensor on water side, which is 0.086.
2、机组水侧标准设计压力为1.0MPa 2. Standard design pressure of unit on water side is 1.0Mpa.

开利空调销售服务(上海)有限公司
Carrier Air Conditioning Sales & Services (Shanghai) Co., Ltd.

30HXC250B螺杆式冷水机组技术参数表
30HXC250B Screw Ciller Technical Parameter Table

型号 Type		30HXC	250B
名义制冷量 Nominal Refrigerating Capacity		KW	875
输入功率 Input Power		KW	186
蒸发器 Evaporator	进、出水温度 In/Out Water Temperature	ºC	12/7
	流量 Flow Rate	m3/h	150
	水压降 Water Pressure Drop	kPa	66
	进出口径 In/Out Diameter	Dg	150
冷凝器 Condensor	进、出水温度 In/Out Water Temperature	ºC	30/35
	流量 Flow Rate	m3/h	182
	水压降 Water Pressure Drop	kPa	68
	进出口径 In/Out Diameter	Dg	200
冷量调节档数 Cold Amount Regulation Number			8
最小冷量 Min Cold Amount		%	14
压缩机 Compressor	回路A Loop A	数量	2
	回路B Loop B	数量	1
	电源 Power Supply	V-Ph-Hz	380-3-50
电	额定工况电流 Rated Current for Operation	A	218/108
机	最大启动电流 Max Current for Start-up	A	443/288
Motor	（星-三角） (Star-Triangle)
HFC-134a	回路A Loop A	Kg	107
充注量 Filling Amount	回路B Loop B	Kg	75
外形尺寸 Outline Dimensions	长 Length	mm	3512
	宽 Width	mm	1015
	高 Hight	mm	2060
机组重量（含冷媒） Nuit Weight (Include Refrigerant)		Kg	4258
运行重量 Operation Weight		Kg	4618

注：1、以上技术规格基于蒸发器及冷凝器水侧污垢系数0.086 Note: 1.The above-mentioned specification is based on dirt coeffcient of evaporator and condensor on water side, which is 0.086.
2、机组水侧标准设计压力为1.0MPa 2.Standard design pressure of unit on water side is 1.0Mpa.